As filed with the Securities and Exchange Commission on May 15, 2025

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEGON LTD.	AEGON FUNDING COMPANY LLC
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Bermuda	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	42-1489646
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

World Trade Center Schiphol Boulevard 223	6400 C Street SW Cedar Rapids, Iowa 52499
1118 BH Schiphol The Netherlands +31-20-259-2500 (Address and telephone number of Registrant’s principal executive offices)	(319) 355-8511 (Address and telephone number of Registrant’s principal executive offices)

Transamerica Corporation

6400 C Street SW

Cedar Rapids, Iowa 52499

(319) 355-8511

(Name, address, and telephone number of agent for service)

Copy of communications to:

A. Peter Harwich, Esq.

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

(212) 906-1200

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

AEGON LTD.

(an exempted company limited by shares registered under the laws of Bermuda)

and

AEGON Funding Company LLC

(a Delaware limited liability company)

Common Shares

Debt Securities

Warrants

Guarantees

Purchase Contracts

Units

Aegon Ltd. may offer its common shares, senior or subordinated debt securities, including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units for sale through this prospectus.

AEGON Funding Company LLC may offer senior or subordinated debt securities including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units, in each case guaranteed by Aegon Ltd., for sale through this prospectus.

We may offer these securities from time to time in one or more offerings through this prospectus. We may also offer any combination of these securities. This prospectus provides you with a general description of these securities.

Each time we offer and sell or otherwise dispose of the securities described in this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to the offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in these securities involves risks. See “Risk Factors” on page 7 of this prospectus and beginning on page 332 of Aegon Ltd.’s annual report on Form 20-F for the year ended December 31, 2024 as well as the risk factors or any similar section included in the applicable prospectus supplement or pricing supplement concerning factors you should consider before investing in our securities.

Our common shares are listed on the Official Segment of the stock market of Euronext Amsterdam under the symbol “AGN” and our common shares of New York registry (“New York Registered Shares”) are also listed on the New York Stock Exchange under the symbol “AEG”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2025

i

FORWARD LOOKING STATEMENTS

The statements contained and incorporated by reference in this prospectus and any accompanying prospectus supplement that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. The following are words that identify such forward-looking statements: “aim,” “believe,” “estimate,” “intend,” “target,” “may,” “expect,” “anticipate,” “predict,” “project,” “counting on,” “plan,” “continue,” “want,” “forecast,” “goal,” “should,” “would,” “could,” “is confident,” “will” and similar expressions as they relate to us. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which merely reflect company expectations at the time of writing. Actual results may differ materially from expectations conveyed in forward-looking statements due to changes caused by various risks and uncertainties. Such risks and uncertainties include but are not limited to the following:

•

Changes in general economic and/or governmental conditions, particularly in the United States, the United Kingdom and, in relation to our shareholding in ASR Nederland N.V. and its asset management business, the Netherlands;

•	Changes in the performance of financial markets, including emerging markets, such as with regard to:

•	The frequency and severity of defaults by issuers in our fixed income investment portfolios;

•	The effects of corporate bankruptcies and/or accounting restatements on the financial markets and the resulting decline in the value of the equity and debt securities we hold; and

•	The effects of declining creditworthiness of certain public sector securities and the resulting decline in the value of government exposure that we hold;

•	Civil unrest, (geo-) political tensions, military action or other instability in countries or geographic regions that affect our operations or that affect global markets;

•	Changes in the performance of our investment portfolio and decline in ratings of our counterparties;

•	The impact from volatility in credit, equity, and interest rates;

•	The effect of tariffs and potential trade wars on trading markets and on economic growth, globally and in the markets where we operate;

•

Lowering of one or more of our debt ratings issued by recognized rating organizations and the adverse impact such action may have on our ability to raise capital and on its liquidity and financial condition;

•

Lowering of one or more of insurer financial strength ratings of our insurance subsidiaries and the adverse impact such action may have on the written premium, policy retention, profitability and liquidity of its insurance subsidiaries;

•	Any constraints on our ability to pay dividends;

•	Changes affecting interest rate levels and low or rapidly changing interest rate levels;

•	Changes affecting currency exchange rates, in particular the EUR/USD and EUR/GBP exchange rates;

•	The effects of global inflation, or inflation in the markets where we operate;

•

Changes in the availability of, and costs associated with, liquidity sources such as bank and capital markets funding, as well as conditions in the credit markets in general such as changes in borrower and counterparty creditworthiness;

•

Increasing levels of competition in the United States, the United Kingdom and emerging markets and, in relation to our shareholding in ASR Nederland N.V. and its asset management business, the Netherlands;

•

Catastrophic events, either manmade or by nature, including by way of example acts of God, acts of terrorism, acts of war and pandemics, could result in material losses and significantly interrupt our business;

•	The frequency and severity of insured loss events;

•	Changes affecting longevity, mortality, morbidity, persistence and other factors that may impact the profitability of our insurance products;

•

Our projected results are highly sensitive to complex mathematical models of financial markets, mortality, longevity, and other dynamic systems subject to shocks and unpredictable volatility. Should assumptions to these models later prove incorrect, or should errors in those models escape the controls in place to detect them, future performance will vary from projected results;

•	Reinsurers to whom we have ceded significant underwriting risks may fail to meet their obligations;

•

Changes in customer behavior and public opinion in general related to, among other things, the type of products we sell, including legal, regulatory or commercial necessity to meet changing customer expectations;

•	Customer responsiveness to both new products and distribution channels;

•	Third-party information used by us may prove to be inaccurate and change over time as methodologies and data availability and quality continue to evolve impacting our results and disclosures;

•

As our operations support complex transactions and are highly dependent on the proper functioning of information technology, operational risks such as system disruptions or failures, security or data privacy breaches, cyberattacks, human error, failure to safeguard personally identifiable information, changes in operational practices or inadequate controls including with respect to third parties with which we do business may disrupt our business, damage our reputation and adversely affect our results of operations, financial condition and cash flows;

•

The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including our ability to complete, or obtain regulatory approval for, acquisitions and divestitures, integrate acquisitions, and realize anticipated results from such transactions, and our ability to separate businesses as part of divestitures;

•	Our failure to achieve anticipated levels of earnings or operational efficiencies as well as other cost saving and excess cash and leverage ratio management initiatives;

•	Changes in the policies of central banks and/or governments;

•	Litigation or regulatory action that could require us to pay significant damages or change the way we do business;

•	Competitive, legal, regulatory, or tax changes that affect profitability, the distribution cost of or demand for our products;

•	Consequences of an actual or potential break-up of the European monetary union in whole or in part;

•	The rapidly changing landscape for environmental, social and governance responsibilities and potential challenges by private parties and governmental authorities related to our ESG efforts;

•

Changes in laws and regulations, particularly those affecting our operations’ ability to hire and retain key personnel, taxation of our companies, the products we sell, and the attractiveness of certain products to our consumers;

•	Regulatory changes relating to the pensions, investment, and insurance industries in the jurisdictions in which we operate;

•

Standard setting initiatives of supranational standard setting bodies such as the Financial Stability Board and the International Association of Insurance Supervisors or changes to such standards that may have an impact on regional (such as EU), national (such as Bermuda) or U.S. federal or state level financial regulation or the application thereof to us; and

•

Changes in accounting regulations and policies or a change by us in applying such regulations and policies, voluntarily or otherwise, which may affect our reported results, shareholders’ equity or regulatory capital adequacy levels.

Further details of potential risks and uncertainties affecting us are described in our filings with the Netherlands Authority for the Financial Markets and the U.S. Securities and Exchange Commission (the “SEC”). These forward-looking statements speak only as of the date of this document. Except as required by any applicable law or regulation, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of the securities. The prospectus supplement and, if applicable, the pricing supplement may add to or update or change information about us contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or pricing supplement, you should rely on the prospectus supplement or pricing supplement, as applicable. Before purchasing any securities, you should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under “Where You Can Find More Information About Us” and “Incorporation of Certain Information We File with the SEC”.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any pricing supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable prospectus supplement or pricing supplement is accurate only as of the date of that prospectus supplement or pricing supplement, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Aegon,” “Aegon Group,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Aegon Ltd. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential purchasers or holders of the applicable series of securities.

AEGON LTD.

With roots dating back more than 175 years, Aegon Ltd., through its member companies, which we collectively refer to as “Aegon” or the “Aegon Group”, is a global financial services company with its headquarters in Schiphol, the Netherlands. Our common shares are listed on the Official Segment of the stock market of Euronext Amsterdam, the principal market for our common shares, on which they trade under the symbol “AGN”. Our New York Registered Shares are also listed on the New York Stock Exchange under the symbol “AEG”. Aegon operates in the Americas, Europe and Asia, and serves millions of customers. Our main markets are the United States and the United Kingdom. We aim to provide products and services that help customers to adapt to changing circumstances and secure a strong financial foundation for the future. Aegon uses a multi-brand, multi-channel distribution approach to meet its customers’ needs. Aegon faces intense competition from a large number of other insurers, as well as non-insurance financial services companies such as banks, broker-dealers and asset managers, for individual customers, employers, other group customers and agents and other distributors of insurance and investment products.

Aegon Ltd. is a holding company. Aegon’s products and services include insurance, long-term savings and asset management. Aegon’s operations are conducted through its operating subsidiaries. Aegon’s headquarters are located at World Trade Center, Schiphol Boulevard 223, 1118 BH Schiphol, the Netherlands (telephone +31-20-259-2500; internet: www.aegon.com). The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.

AEGON FUNDING COMPANY LLC

AEGON Funding Company LLC (“AFC”) was incorporated on May 21, 1999 under the laws of the State of Delaware under the name AEGON Funding Corp. and was converted from a Delaware corporation to a Delaware limited liability company effective as of April 28, 2008. AFC is an indirect wholly owned subsidiary of Aegon Ltd. and has no subsidiaries of its own.

AFC was established as a financing vehicle to be used to raise funds for the U.S. subsidiaries of Aegon. AFC’s principal executive office is at 6400 C Street SW, Cedar Rapids, Iowa 52499, and the telephone number of this office is (319) 355-8511.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in any applicable prospectus supplement, before acquiring any of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in our securities.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual reports with and furnish other information to the SEC. You may read and copy any document that we have filed with or furnished to the SEC through the SEC’s web site at www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below under “Incorporation of Certain Information We File with the SEC”. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

As permitted by the SEC, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to “incorporate by reference” information into this prospectus, which means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents;

•	information that we file with the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes this prospectus; and

•	information that is more recent that is included in this prospectus automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus.

We incorporate by reference into this prospectus our documents listed below. Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-10882.

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed on March 27, 2025;

•

The consolidated financial statements of ASR Nederland N.V. as of and for the year ended December 31, 2024, included as Exhibit 99.1 to Amendment No. 1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed on April 1, 2025; and

•

each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus and the registration statement:

(1)	reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act but excluding any information furnished to, rather than filed with, the SEC; and

(2)	reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus as described below.

We may incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of any offering by identifying in such Forms 6-K that such Form 6-K, or certain parts or exhibits of such Form 6-K, are being incorporated by reference into this prospectus, and any Form 6-K (or parts thereof) so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such document.

These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows or by visiting our website at www.aegon.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Investor Relations

Aegon Ltd.

World Trade Center

Schiphol Boulevard 223

1118 BH Schiphol

The Netherlands

Tel: +31-70-344-8305

E-mail: ir@aegon.com

No person is authorized to give any information or represent anything not contained in this prospectus. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

AFC does not, and will not, file separate reports with the SEC.

FINANCIAL INFORMATION

Except as otherwise noted, we present the financial statement amounts in this prospectus and in the documents incorporated by reference in this prospectus in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS-IASB”).

The consolidated financial statements of ASR Nederland N.V. as of and for the year ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report of Aegon Ltd. on Form 20-F/A for the year ended December 31, 2024 are prepared under International Financial Reporting Standards as adopted by the European Union (“EU-IFRS”).

We have derived the financial data in this prospectus presenting year-end figures from our audited consolidated financial statements. We have derived all financial data in this prospectus presenting interim figures from unaudited financial statements.

As used in this prospectus, “dollar”, “USD” and “$” refer to the U.S. dollar and “euro,” “EUR” and “€” refers to the lawful currency of the member states of the European Monetary Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

ENFORCEMENT OF CIVIL LIABILITIES

Aegon Ltd. is an exempted company limited by shares originally incorporated under the laws of the Netherlands as Aegon N.V, which continued into and under the laws of Luxembourg as Aegon S.A. and then subsequently continued into Bermuda as Aegon Ltd. under the laws of Bermuda. In addition, certain of Aegon Ltd.’s directors and officers reside outside the United States, and all or a substantial portion of their assets and Aegon Ltd.’s assets are or may be located in jurisdictions outside of the United States. It may therefore be difficult for investors to effect service of process within the United States upon Aegon Ltd.’s non-U.S. based directors and officers or to recover against Aegon Ltd. or such directors and officers or obtain judgments from U.S. courts against Aegon Ltd. or such directors and officers, including judgments predicated upon the civil liability of the U.S. federal securities laws.

We have been advised by our Bermuda counsel that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against Aegon Ltd. or Aegon Ltd.’s directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over Aegon Ltd. or Aegon Ltd.’s directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the insistence of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. U.S. judgments for multiple damages may not be recoverable in Bermuda court enforcement proceedings. Further, no claim may be brought in Bermuda against Aegon Ltd. or Aegon Ltd.’s directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on Aegon Ltd. or Aegon Ltd.’s directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, debt repayment and refinancing, capital expenditures and acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement or pricing supplement.

DESCRIPTION OF SHARE CAPITAL, MEMORANDUM OF CONTINUANCE AND BYE-LAWS OF AEGON LTD.

The following is a summary of the terms of Aegon Ltd.’s share capital, including brief descriptions of provisions contained in Aegon Ltd.’s Memorandum of Continuance as entered into on September 30, 2023 and Bye-Laws, as entered into on June 12, 2024. These summaries and descriptions do not purport to be complete statements of these provisions.

Share Capital

The total authorized share capital of Aegon Ltd. is 720,000,000 EUR which consists of 4,000,000,000 common shares, with a par value of EUR 0.12 per share, and 2,000,000,000 common shares B, with a par value of EUR 0.12 per share. As of December 31, 2024, there were 1,652,797,432 common shares and 353,387,800 common shares B issued. Of the aforementioned issued shares, 68,934,478 common shares and 7,945,440 common shares B were held by Aegon Ltd. as treasury shares and no common shares were held by its subsidiaries.

All of our shares are fully paid and not subject to calls for additional payments of any kind. All of our common shares are registered shares. Holders of New York Registered Shares hold their shares in the registered form issued by Aegon’s New York transfer agent on Aegon’s behalf. New York Registered Shares and shares listed at Euronext Amsterdam are exchangeable on a one-to-one basis and are entitled to the same rights, except that cash dividends are paid in U.S. dollars on New York Registered Shares.

As of December 31, 2024, 234 million common shares were held in the form of New York Registered Shares. Furthermore, there were approximately 8,617 record holders of our New York Shares Registered resident in the United States.

Reduction of the Issued Capital

Subject to certain restrictions contained in the laws of Bermuda and the Bye-Laws, Aegon Ltd. may, if authorized by the General Meeting of shareholders (the “General Meeting”) and the Board of Directors of Aegon Ltd. (the “Board”), reduce its issued share capital in any way, including by (i) extinguishing or reducing the liability on any of its shares in respect of capital not paid up, (ii) cancelling any paid-up capital that is lost or unrepresented by available assets or (iii) either with or without reducing the number of such shares paying off any paid-up capital that is in excess of the requirements of the company. Reducing the paid-up share capital of our common shares B also requires the approval of the meeting of holders of our common shares B.

Dividends

Pursuant to the Bye-Laws and subject to Bermuda law, the Board may declare dividends or make distributions out of contributed surplus to be paid to the shareholders in proportion to the number of shares held by them, including such interim dividends as appear to the Board to be justified by the position of Aegon Ltd. Such dividend may be paid in cash, in any currency, or any way in kind, at the discretion of the Board. No unpaid dividend or other distributions shall bear any interest against Aegon Ltd.

If any dividend is being declared, holders of our common shares B are entitled to one-fortieth (1/40) of the dividends paid on our common shares.

Those who are recorded as shareholders in Aegon Ltd.’s register of shareholders on the record date specified in the resolution declaring the dividend shall be deemed to be entitled to receive such dividends. Such dividend record date and the dividend payment date are determined by the Board.

The Board may, before declaring any dividend or making a distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of Aegon Ltd. and pending such application may, also at such discretion, either be employed in the business of Aegon Ltd. or be invested in such investments as the Board may from time to time determine.

If and when Aegon has paid any dividends in the past, it has traditionally paid interim dividends (usually in September) after the release of its six-month results and final dividends (usually in June) upon adoption of the annual accounts at the Annual General Meeting.

Aegon aims to pay out a sustainable dividend to allow equity investors to share in its performance. Our plans for returning capital to shareholders are based on the actual and expected capital position of our operating units, the expected levels of our capital generation and free cash flow and the expected allocation of capital to invest in our strategy and in the quality of our balance sheet.

After investment in new business to generate organic growth, the expected capital generation in Aegon Ltd.’s operating subsidiaries is expected to be made available for distribution to the holding company, while maintaining a capital and liquidity position in the operating subsidiaries in line with our capital management and liquidity risk policies in addition to adhering to local regulatory and statutory requirements and restrictions.

Aegon Ltd. uses the cash flows from its operating subsidiaries to pay unallocated holding expenses, including funding costs. The remaining cash flow is available to execute its strategy and to fund dividends on its shares, subject to maintaining the holding company targeted capital and liquidity in line with its capital management and liquidity risk policies. Depending on circumstances, future prospects and other considerations, the Board may elect to deviate from the aforementioned capital and liquidity measures. The Board will also take capital position, financial flexibility, leverage ratios and strategic considerations into account when declaring or proposing dividends on its shares.

While Aegon Ltd. uses dividends as the primary means to distribute capital to its shareholders, share buy-back programs are also recognized as an appropriate means to return capital.

When planning and determining whether to declare or propose a dividend, the Board historically has balanced prudence with offering an attractive return to shareholders. Prudence is particularly important during adverse economic and/or financial market conditions. Furthermore, Aegon Ltd.’s operating subsidiaries are subject to local insurance regulations that could restrict its ability to receive dividends. There is no requirement or assurance that Aegon Ltd. will declare or pay any dividends.

Aegon Ltd. pays cash dividends on New York Registered Shares in U.S. dollars through Citibank, N.A., its New York Stock Exchange paying agent, based on the foreign exchange reference rate on the U.S. ex-dividend day.

Voting Rights and Appointment of Aegon Ltd. Board

Voting Rights

Aegon Ltd. common shares have one vote per share.

General Meeting of Shareholders. All holders of shares will be entitled to attend personally or by proxy any General Meeting upon compliance with the procedures described below. The shares of both classes offer equal full voting rights subject to the discussion of the absence of Special Cause below. All common shares are entitled to one vote for each share represented at the meeting. Shareholders representing at least 10% of the paid-up share capital may request a General Meeting.

The Voting Rights Agreement between Aegon Ltd. and Vereniging Aegon (the “Voting Rights Agreement”) provides that under normal circumstances, i.e. except in the event of a “Special Cause”, Vereniging Aegon will not be able to exercise more votes than is proportionate to the financial rights represented by its shares. This means that in the absence of a “Special Cause” Vereniging Aegon has agreed to cast one vote for every common share it holds and one vote for every 40 common shares B it holds. A “Special Cause” includes the acquisition of a 15% or more interest in Aegon Ltd., a tender offer for Aegon Ltd. shares or a proposed business combination by any person or group of persons whether individually or as a group, other than in a transaction approved by the Board. If, in its sole discretion, Vereniging Aegon determines that a “Special Cause” exists, Vereniging Aegon will notify the General Meeting and retain its right to exercise the full voting power of one vote per common share B for a limited period of six months.

A General Meeting is required to be held at least once every year. General Meetings may be called by the Board. Furthermore, shareholders representing at least 10% of the paid-up share capital can request that the Board call a General Meeting. If the Board has not taken steps necessary to convene a meeting within 21 days of the request, the shareholders may themselves convene a meeting, to be held within three months of the request.

Pursuant to the Bye-Laws, General Meetings can be held in Bermuda, elsewhere or by electronic communication, at the choice of the Board. Pursuant to the Bye-Laws, in relation to any General Meeting, the Board may specify in the notice of the meeting or in any document sent to shareholders by or on behalf of the Board in relation to the meeting, the record date which shall not be more than 60 business days before the date fixed for the meeting or less than 20 business days before the date fixed for the meeting. In such case, notwithstanding any provision in the Bye-Laws to the contrary, each person entered in Aegon Ltd.’s share registry or another register designated by the Board including the records of an intermediary, at the record date will be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a shareholder in relation to that meeting in respect of the shares registered in their name at the record date.

Resolutions are adopted at General Meetings by a simple majority of the votes cast unless a greater majority is provided by law or by the Bye-Laws. Resolutions may be adopted if a quorum is present. The quorum for a General Meeting is set at 1/3 of the paid-up share capital.

Major Shareholders of Aegon Ltd. At December 31, 2024, Vereniging Aegon was our largest shareholder, holding approximately 17.2% of our common shares and 100% of our issued common shares B. This translates to a shareholding of Vereniging Aegon of approximately 31.4% of the issued share capital of Aegon and exercising in the ordinary course 18.4% of the voting rights in Aegon.

Vereniging Aegon is an association under Dutch law. One of the principal characteristics of a Dutch association is that it has no share capital. The objective of Vereniging Aegon is the balanced representation of the interests of Aegon Ltd. and all of its stakeholders, Aegon Group companies, insured parties, employees and other constituencies of the Aegon Group. Vereniging Aegon’s mission also includes to investing in, or otherwise being involved in social activities that are in line with Aegon’s purpose and everything it encompasses. The table below shows the ownership percentage of our issued shares held by Vereniging Aegon as of December 31, 2024.

Title of Class	Number Owned	Percent of Class
Common Shares	284,282,445	17.2%
Common Shares B	345,442,360	100%

Vereniging Aegon has two administrative bodies: the general meeting of members and the executive committee. The general meeting of members consists of fourteen (14) individuals who were elected as members of Vereniging Aegon. The majority of the voting rights is with the twelve (12) members not being employees or former employees of Aegon or one of the Aegon Group companies, nor current or former members of the Board. Those members represent a broad cross-section of Dutch society, and are members A of Vereniging Aegon, the remaining two members are members B and are members of the Executive Committee of Aegon Ltd., one of which is a member of the Board (the Chief Executive Officer).

As of the date of this prospectus, the executive committee of Vereniging Aegon consisted of seven (7) members: five (5) members A and two (2) members B. The members A, including the chairman and vice-chairman, are not nor have ever been, related to Aegon. Resolutions of the executive committee, other than a limited number of matters specified in the articles of association of Vereniging Aegon, are made with an absolute majority of the votes. When a vote in the executive committee results in a tie, the Chairman has the deciding vote, or when absent, the Vice-Chairman. If both the Chairman and Vice-Chairman are absent, the resolution shall be deemed not adopted if the votes tie. Regarding the amendment of the Articles of Association of Vereniging Aegon, a special procedure involves an unanimous proposal from the executive committee, thereby including the consent of the representatives of Aegon at the executive committee. This requirement does not apply in the event of a hostile change of control at the General Meeting of Shareholders of Aegon, in which event Vereniging Aegon may amend its articles of association without the cooperation of Aegon or the members B of the executive committee. Furthermore, the two members that are representatives of Aegon at the executive committee, have no voting rights on several decisions that relate to Aegon, as set out in the internal rules of Vereniging Aegon.

Composition of Aegon Board. Aegon Ltd. has a single tier board structure, comprising both executive and non-executive directors. The Board determines the number of executive directors and non-executive directors, provided that the majority of the Board shall consist of non-executive directors. Members of the Board are nominated by the Board and appointed by the General Meeting. If the members of the Board are to be appointed upon a nomination by the Board, the resolution of the General Meeting requires a simple majority of the votes cast. The General Meeting may, in addition, bring forward a resolution to appoint someone not nominated by the Board, in which case the General Meeting resolution requires a two-thirds majority of votes cast, representing at least one half of Aegon Ltd.’s issued capital.

Board members are appointed for a term of not more than four years at a time. A director will be eligible for re-election upon expiry of his or her term. After 12 years, a non-executive director will no longer be considered independent.

If the removal or suspension of a Board member is proposed by the Board, the General Meeting resolution requires a simple majority of the votes cast, while otherwise, the resolution requires a two-thirds majority of the votes cast, which majority must represent more than half of the issued share capital.

The Board may fill a vacancy that arises at its own discretion, such appointment to be ratified at the next General Meeting.

The Board and each executive director individually may represent Aegon Ltd.

For more information please see “Item 6. Directors, Senior Management and Employees” of Aegon Ltd.’s 2024 Annual Report on Form 20-F.

Shareholder Proposals. Shareholders who, alone or jointly, represent at least 1% of the issued capital or 100 or more shareholders jointly, have the right to request of the Board that items be placed on the agenda of a General Meeting and that statements of not more than 1000 words with respect to the matter referred to in the proposed agenda item are sent to the shareholders entitled to receive notice of that meeting. A request made by a shareholder requiring notice of a resolution must be received by Aegon Ltd. not less than six weeks before the meeting. Matters that are not reserved for, or do not require a shareholder’s resolution pursuant to law or the Bye-Laws, may only be included as a non-binding discussion item.

Amendment of Memorandum of Continuance and Bye-Laws.

Pursuant to Bermuda law and the Bye-Laws, an amendment to the memorandum of continuance of Aegon Ltd. requires the approval of the Board and the General Meeting. The Bye-Laws provide that the Board resolves on an amendment of the Bye-Laws. In order for such amendment to take effect, it must be approved by the General Meeting.

Under Bermuda law, shareholders who, alone or jointly, represent at least 20% of Aegon Ltd.’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of continuance adopted by the General Meeting, other than an amendment which alters or reduces Aegon Ltd.’s share capital as provided in Bermuda law. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of continuance must be made within 21 days after the date on which the resolution altering Aegon Ltd.’s memorandum of continuance is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Financial Statements. The General Meeting annually adopts Aegon Ltd.’s financial statements with respect to the previous calendar year.

Liquidation Rights

A winding-up of Aegon Ltd. requires approval by the Board and the General Meeting. In the event of a winding-up of Aegon Ltd., the liquidator may, with the approval of the General Meeting, divide amongst the shareholders in specie or kind the whole or any part of the assets of Aegon Ltd. and may for such purposes set such values as it deems fair upon any property to be divided. The liquidator may furthermore, with the approval of the General Meeting, determine how such division shall be carried out between the shareholders or different classes of shareholders, provided that any distributions on our common shares B shall be 1/40th of the distributions on a common share. The liquidator may, with approval of the General Meeting, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the approval of a subsequent General Meeting, shall think fit, but in such way that no shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

Issuance of Shares and Preemptive Rights

According to the current Bye-Laws adopted by the General Meeting on June 12, 2024, each holder of common shares will have pre-emptive rights upon the issuance of common shares in proportion to the number of common shares held by such shareholder. The General Meeting can authorize the Board to limit or exclude such pre-emptive rights, provided that if less than half of the then issued shares that are entitled to vote on the matter is represented during such general meeting, such resolution can only be adopted with at least two-thirds of the votes cast.

In accordance with Bermuda law, the Board will be authorized to issue Aegon shares up to Aegon’s authorized capital. However, the Bye-Laws require that any issuance of Aegon shares exceeding 10% of Aegon’s issued share capital requires a resolution of the General Meeting, unless the Board determines that the issuance of shares is necessary or conducive for purposes of safeguarding, conserving, or strengthening the capital position of Aegon.

As a result, other than in the case described in the previous sentence, any transaction requiring the issuance of more than 10% of Aegon’s issued share capital will require shareholder approval.

Repurchase by Aegon Ltd. of its Own Shares

In accordance with the Bye-Laws, the Board may, at its discretion, authorize the purchase by Aegon Ltd. of its own shares, of any class, at any price (whether at par or above or below par). Any shares to be repurchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of Bermuda law. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by law. Aegon Ltd. may not effect a repurchase of its own shares if, on the date on which the repurchase is to be effected, there are reasonable grounds for believing that Aegon Ltd. is, or after the repurchase would be, unable to pay its liabilities as they become due.

Any shares repurchased by Aegon Ltd. may be cancelled, or held by Aegon Ltd. as treasury shares.

Mergers and Amalgamations

Any amalgamation or merger of Aegon Ltd. requires approval by the Board and the General Meeting.

In the event of an amalgamation or merger of Aegon Ltd., a shareholder who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the General Meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Under Bermuda law, shareholders who individually or jointly hold at least 95% of the issued share capital of Aegon Ltd. may give notice to the remaining shareholders and require the remaining shareholders to sell their remaining shares subject to the terms set out in the notice, unless the remaining shareholders apply to the Supreme Court for an appraisal.

Pursuant to the Bye-Laws, any person who alone or in concert with others, directly or indirectly acquires 30% or more of Aegon Ltd.’s voting rights, except as a result of certain permitted acquisitions, must without delay make a public announcement thereof and must within 30 days make a general offer to all holders of shares in accordance with the Bye-Laws. Where a person does not make such offer within the prescribed time frame, such person in breach of the Bye-Laws and the Board may take several actions as set out in the Bye-Laws, including a suspension of voting rights or rights to dividends.

Certificates for Common Stock and their Transfer

Common Shares are issued in registered form. The Bye-Laws allow the Aegon Ltd. Board to resolve to determine in respect of a class of shares, that all or some holders of such shares may be entitled to share certificates. New York Registered Shares may be held by residents as well as non-residents of Bermuda. Only New York Registered Shares may be traded on the New York Stock Exchange. New York Registered Shares may be transferred by Aegon Ltd.’s New York transfer agent by surrendering the New York Registered Share certificate(s) with a completed Stock Power Medallion Guarantee. Upon surrender, Aegon Ltd.’s New York transfer agent will note the transfer of the surrendered New York Registered Shares and issue a New York Registered Share Certificate registered in the name of the new owner. The transfer agent for our New York Registered Shares is Citibank, N.A.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. If the debt securities are offered as part of a global offering, this prospectus only covers offers and sales initially made in the U.S. and resales into the U.S. Each time that we issue debt securities pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement or, if applicable, the pricing supplement will contain the specific terms applicable to those debt securities. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement or the pricing supplement, as applicable, will replace those presented here. You should also read the indenture under which we will issue the debt securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

General

The debt securities will be issued by Aegon Ltd. or AFC, as the case may be, under an indenture with The Bank of New York Mellon Trust Company, N.A., dated as of October 11, 2001.

Any debt securities issued by AFC will be guaranteed by Aegon Ltd. See “Description of Guarantees” below. The total principal amount of debt securities that can be issued under the indenture is unlimited. Subject to the covenant described under “—Limitation on Liens” below, the indenture does not limit the amount of other debt, secured or unsecured, that we may issue. We may issue the debt securities in one or more series.

The prospectus supplement and, if applicable, the pricing supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the issuer of the debt securities, Aegon Ltd. or AFC;

•	the price of the debt securities offered;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates, if any, on which the principal of and any premium on the debt securities will be payable;

•	if applicable, the circumstances under which Aegon Ltd. or AFC may redeem the debt securities of the series if the issuer or the guarantor is obliged to pay additional amounts thereon;

•

whether the debt securities are senior or subordinated debt securities and, if subordinated, the ranking of such debt securities in relation to other senior or subordinated debt securities and the ability of the issuer to defer or cancel notional and/or interest payments on the subordinated debt securities;

•	the tier of the debt securities under the Bermuda solvency regime;

•	the places at which payments of principal and interest are payable;

•	the terms of any optional or mandatory redemption or clean-up call option, including the price for the redemption or option;

•	any sinking fund provisions;

•	the terms of any payments on the debt securities that will be payable in foreign currency or currency units or another form;

•	the terms of any payments that will be payable by reference to any index or formula;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	whether debt securities will be issued as discount securities and the amount of any discount;

•	whether the debt securities will be represented by one or more global securities;

•	whether the debt securities will be issued in registered or bearer form, and any restrictions that may apply;

•	any terms for the conversion or exchange of the debt securities for other securities of Aegon Group companies or any other entity (including any related cash-out option);

•	any tax call provisions; and

•	any other terms of the debt securities.

We have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, the debt securities will not be listed on any securities exchange.

The senior debt securities will be unsecured, unsubordinated indebtedness and will rank equally with all other unsecured and unsubordinated debt of their issuer. The subordinated debt securities will be unsecured indebtedness and will be subordinated in right of payment to existing and future senior debt of their issuer as set forth in the related prospectus supplement or, if applicable, the relevant pricing supplement. See “—Subordination” below.

Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. U.S. Federal income tax consequences and other special considerations applicable to discounted debt securities may be discussed in the prospectus supplement or, if applicable, the pricing supplement relating to these debt securities.

If AFC issues the debt securities, Aegon Ltd. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. See “Description of Guarantees”.

On December 31, 2024, Aegon Ltd. had outstanding EUR 923 million of Junior perpetual capital securities, EUR 1,224 million of subordinated debt securities, EUR 801 million of senior debt securities and EUR 500 million of perpetual contingent convertible securities related to insurance activities. Aegon Ltd. had no secured debt. On December 31, 2024, AFC had outstanding USD 0.8 billion in aggregate principal amount of senior debt securities, no secured and USD 0.9 billion in aggregate principal amount of subordinated debt securities. AFC does not have any subsidiaries.

Paying Agent and Transfer Agent

Unless otherwise specified in the relevant prospectus supplement, or, if applicable, the relevant pricing supplement, Citibank, N.A. will be the registrar, paying agent, transfer agent and calculation agent for the debt securities.

Governing Law

Except as may otherwise be provided in the related prospectus supplement or, if applicable, the relevant pricing supplement, the indenture and the guarantees will be governed by and construed in accordance with the laws of the State of New York, except that the subordination provisions of the subordinated notes and of the indenture will be governed by and construed in accordance with the laws of Bermuda unless otherwise provided in the related prospectus supplement. The laws of the State of New York would not require the trustee to pursue or exhaust its legal and equitable remedies against AFC, as the case may be, prior to exercising its rights under the guarantee relating to guaranteed debt securities issued by AFC. We cannot assure you that a Bermuda court would give effect to this provision. However, Aegon Ltd. will waive any right to require a proceeding against AFC before its obligations under the guarantees of debt securities of AFC shall become effective. There are no limitations under the the Memorandum of Continuance and Bye-Laws of Aegon Ltd. on the right of non-residents of Bermuda to hold the debt securities issued by Aegon Ltd. Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 and the Exchange Control Act 1972 and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its policy dated June 1, 2005, provides that where any equity securities, which would include our common shares, of a Bermuda company are listed on an appointed stock exchange (the New York Stock Exchange is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of a company from and to a non-resident, for as long as any equity securities of the company remain so listed. Notwithstanding the general permission noted above, Aegon Ltd. has obtained specific permission from the Bermuda Monetary Authority for the free issue and transfer of securities of Aegon Ltd. to persons that are non-residents of Bermuda for as long as any equity security of Aegon Ltd. remains listed on the New York Stock Exchange, the regulated market of Euronext Amsterdam, and/or any other appointed stock exchange under Bermuda law.

Form, Exchange and Transfer

Unless otherwise specified in the related prospectus supplement or, if applicable, the related pricing supplement, the debt securities of each series will be issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

Unless otherwise specified in the related prospectus supplement, or, if applicable, the related pricing supplement, any payments of principal, interest and premium on registered debt securities will be payable and, subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged, at any office or agency we maintain for such purpose, without the payment of any service charge except for any applicable tax or governmental charge.

Global Securities

The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement or, if applicable, the related pricing supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

Unless your prospectus supplement provides otherwise, the securities will initially be issued to investors only in book-entry form. We will issue and register in the name of one or more financial institutions or clearing systems or their nominees, one or more fully registered global certificates, representing the total aggregate number of securities. A financial institution or clearing system that we select for the purpose is called the “depositary” for that security. A security will usually have only one depositary, but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depositary Trust Company (“DTC”);

•	Euroclear Bank SA/NV (“Euroclear”);

•	a financial institution holding the securities on behalf of Clearstream Banking, S.A. (“Clearstream, Luxembourg”); or

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

We have been informed that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, eliminating the need for physical movement of securities certificates. Participants in DTC include Clearstream, Luxembourg and Euroclear, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or their representatives), together with other entities, own DTC. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Pursuant to DTC’s procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC’s records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

We will wire to DTC’s nominee principal and interest payments with respect to global certificates. We and the trustees under the indenture will treat DTC’s nominee as the owner of the global certificates for all purposes. Accordingly, we, the trustee and the paying agent will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC’s records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with securities held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

•	we determine not to have the debt securities of a series represented by global certificates and notify the trustee of our decision.

So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have notes registered in your name, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of notes is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We have been informed that Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a bank and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic link with Euroclear to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

We have been informed that Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission and the National Bank of Belgium. Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with domestic markets in several countries. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee, nor any agent of ours or of the trustee, will have any responsibility for the performance or non-performance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

Payments of Additional Amounts

The provisions of this section “Payment of Additional Amounts” apply to the debt securities except as may otherwise be provided for in the related prospectus supplement or, if applicable, the relevant pricing supplement:

All payments (whether in respect of principal, redemption amount, interest or otherwise) in respect of the debt securities will be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or the Netherlands, in the case of payments by Aegon Ltd., or the United States, in the case of payments by AFC, or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, we will pay such additional amounts as may be necessary in order that the net amounts receivable by the holder of any debt securities after such withholding or deduction will equal the respective amounts that would have been receivable by such holder in the absence of such withholding or deduction; except that no such additional amounts will be payable in relation to any payment in respect of any debt securities presented for payment:

•

in the case of payments by Aegon Ltd., by or on behalf of, a holder of the debt securities who is liable for such taxes, duties, assessments or governmental charges in respect of such debt securities by reason of his having some connection with Bermuda or the Netherlands by which such taxes, duties, assessments or governmental charges have been imposed, levied, collected, withheld or assessed other than the mere holding of such debt securities;

•	in respect of any tax imposed pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021);

•

in the case of payments by AFC, by or on behalf of, a holder of the debt securities who is liable for such taxes, duties, assessments or governmental charges in respect of such debt securities by reason of his having some connection with the United States by which such taxes, duties, assessments or governmental charges have been imposed, levied, collected, withheld or assessed other than the mere holding of such debt securities;

•

(where presentation is required) more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee, except to the extent that the relevant holder would have been entitled to such additional amounts on presenting the same for payment on the expiry of such period of 30 days;

•	in respect of any estate, inheritance, gift, sales, transfer, wealth, personal property or similar tax, assessment or other governmental charge;

•	in respect of any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments made under or with respect to a debt security;

•

in respect of any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity of the holder or beneficial owner of a debt security if such compliance is required as a precondition to relief or exemption from such tax, assessment or other governmental charge;

•

in the case of payments by AFC, with respect to United States taxes, any tax imposed by reason of the holder’s past or present status as a tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

•	by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt securities to another paying agent;

•

in the case of payments by AFC, in respect of any tax, assessment or other governmental charge imposed as a result of a person’s actual or constructive holding of 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote or as the result of the receipt of interest by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•

in respect of any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, (the “Code”), any regulations or agreements thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto (“FATCA”);

•

in respect of any withholding or deduction required pursuant to Section 871(m) of the Code (“871(m) Withholding”) (in addition, in determining the amount of 871(m) Withholding imposed with respect to any amounts to be paid on the securities, the Issuer shall be entitled to withhold on any “dividend equivalent” (as defined for purposes of Section 871(m) of the Code) at the highest rate applicable to such payments regardless of any exemption from, or reduction in, such withholding otherwise available under applicable law); or

•	any combination of items above,

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the debt security.

Conversion or Exchange

The terms, if any, upon which debt securities of any series are convertible into or exchangeable for other securities will be set forth in the related prospectus supplement. These terms may include the conversion price, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders of that series of debt securities or at our option, provisions concerning conversions arising not at the option of the holder or the issuer but resulting from a breach of regulatory capital requirements, any events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of such series of debt securities and other relevant provisions relating to those securities.

Events of Default

Except as may otherwise be provided for in the related prospectus supplement or, if applicable, the relevant pricing supplement, the following are defined as events of default with respect to senior debt securities of any series outstanding under the indenture:

(a)	failure to pay principal or premium, if any, on any debt security of that series when due, and continuance of such a default beyond any applicable grace period;

(b)	failure to pay any interest on any debt security of that series when due, and continuance of such a default for a period of 30 days beyond any applicable grace period;

(c)	failure to deposit any sinking fund payment, when due and continuance of such a default beyond any applicable grace period, on any debt security of that series;

(d)

failure to perform any of our other covenants or the breach of any of the warranties in the indenture after being given written notice and continuance of such a default for a period of 90 days beyond any applicable grace period; and

(e)	certain events in bankruptcy, insolvency or reorganization of Aegon Ltd. or AFC.

The events of default in respect of subordinated debt securities will be set out in the related prospectus supplement or, if applicable, the relevant pricing supplement.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series (or, such portion of the principal amount of such debt securities as may be specified in a prospectus supplement). If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration. Because each series of debt securities will be independent of each other series, a default in respect of one series will not necessarily in itself result in a default or acceleration of the maturity of a different series of debt securities.

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable indemnity. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture unless:

•	the holder previously gave written notice to the trustee of an event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

•

the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

The limitations described above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in that debt security, unless otherwise described in a prospectus supplement for subordinated debt.

We will be required to furnish to each trustee annually a statement by our officers as to whether or not we are in default in the performance of any of the terms of the indenture.

Subordination

The indebtedness evidenced by the subordinated debt securities will, to the extent provided pursuant to the indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, as defined, including any senior debt securities and any subordinated debt securities that are defined as senior debt for purposes of a particular series of subordinated debt securities. The prospectus supplement or, if applicable, the pricing supplement relating to any subordinated debt securities will summarize the subordination provisions of the indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any bankruptcy, winding-up moratorium or emergency regulations being applied to us;

•

the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

•

the definition of senior debt applicable to the subordinated debt securities of that series including whether and to what extent the subordinated debt of that series shall be subordinated to other subordinated debt of their issuer.

In the event and during the continuation of any default in the payment of any senior debt continuing beyond any applicable grace period specified in the instrument evidencing that senior debt (unless and until the default shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion or exchange, if applicable, of the subordinated debt securities may be made pursuant to, and in accordance with, the terms of the subordinated debt securities.

Upon payment or distribution of our assets to creditors in the event of our winding-up, bankruptcy or moratorium if that constitutes a liquidation, the holders of our senior debt will be entitled to receive payment in full of all amounts due on the senior debt before any payment is made by us on account of principal, premium, if any, or interest, if any, on the subordinated debt securities.

By reason of this subordination, in the event of our winding-up, bankruptcy or moratorium if that constitutes a liquidation, holders of subordinated debt securities may recover less, ratably, and holders of senior debt may recover more, ratably, than our other creditors. The indenture does not limit the amount of senior debt that we may issue.

Limitation on Liens

Unless otherwise specified in a prospectus supplement or, if applicable, the pricing supplement relating to a series of debt securities, so long as any of the debt securities of that series remain outstanding, the issuer and its subsidiaries may not secure any indebtedness in respect of borrowed moneys having an original maturity of more than two years by granting security upon any of their present or future assets or revenues unless they effectively provide that the same or equal and ratable security (or other security acceptable to the trustee) is accorded to all debt securities of that series for so long as the secured indebtedness is so secured. This limitation does not apply to:

•

security created over any shares in or any securities owned by any subsidiaries that are not principally engaged in the business of insurance and that do not contribute more than 10% of Aegon’s total aggregate consolidated gross premium income as reflected in its most recent annual profit and loss account;

•	security created in the normal course of the insurance business carried on in a manner consistent with generally accepted insurance practice for that insurance business;

•	security created in the normal course of the asset management business carried on in a manner consistent with generally accepted practices for that asset management business;

•	security or preference arising by operation of any law;

•	security over real property to secure borrowings to finance the purchase or improvement of that real property;

•	security over assets existing at the time of the acquisition of those assets; and

•

security not otherwise permitted by the above that secures borrowed money in an aggregate principal amount not exceeding 50% of Aegon’s total aggregate consolidated indebtedness with an original maturity of more than two years.

Defeasance

Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, we may elect, at our option at any time, to have the provisions of the indenture relating (a) to defeasance and discharge of indebtedness or (b) to defeasance of certain restrictive covenants apply to the debt securities of any series, or to any specified part of a series.

In order to exercise either option, we must irrevocably deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government securities, or both, which, through the payment of principal and interest in accordance with their terms, will provide amounts sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the indenture and those debt securities and we must deliver to the trustee an opinion of counsel confirming that the beneficial owners of those debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, provided in the case of a defeasance and discharge, such opinion of counsel shall be based on a ruling received from, or published by, the U.S. Internal Revenue Service or a change in the applicable U.S. federal income tax law occurring after the date of original issue of those debt securities. Any additional conditions to exercising these options with respect to a series of debt securities will be described in a related prospectus supplement.

If we meet all the conditions to clause (a) above and elect to do so, we will be discharged from all our obligations with respect to the applicable debt securities and if those debt securities are subordinated debt securities, the provisions relating to subordination will cease to be effective (other than obligations to register transfer of debt securities, to replace lost, stolen or mutilated certificates and to maintain paying agencies). We shall be deemed to have paid and discharged the entire indebtedness represented by the applicable debt securities and to have satisfied all of our obligations under the debt securities and the indenture relating to those debt securities.

If we meet all the conditions to clause (b) above and elect to do so, we may omit to comply with and shall have no liability in respect of certain restrictive covenants as described in the related prospectus supplement and, if those debt securities are subordinated debt securities, the provisions of the indenture relating to subordination will cease to be effective, in each case with respect to those debt securities.

Modification of the Indenture

Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders holding not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications or altering the provisions relating to the waiver of any past default, is effective against any holder without its consent. We and the trustee may also amend the indenture or any supplement to the indenture without the consent of the holders of any debt securities to evidence the succession or addition of another corporation to Aegon Ltd. or AFC, as the case may be, to evidence the replacement of the trustee with respect to one or more series of debt securities and for certain other purposes.

Consolidation, Merger or Disposition of Assets of Aegon Ltd. or AFC

We may not consolidate with or merge into, or sell or lease substantially all of our assets to any person unless:

•	the successor person expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	any other conditions specified in the related prospectus supplement or, if applicable, the pricing supplement are met.

Concerning the Trustee

We and certain of our affiliates and subsidiaries may maintain deposit account and lines of credit and have other customary banking relationship with the trustee and its affiliates in the ordinary course of our and their respective businesses.

Pursuant to the Trust Indenture Act, should a default occur with respect to the debt securities constituting our senior debt securities or subordinated debt securities, the trustee would be required to resign as trustee with respect to the debt securities constituting either the senior debt securities or the subordinated debt securities under the indenture within 90 days of the default unless the default were cured, duly waived or otherwise eliminated or unless only senior debt securities or subordinated debt securities are outstanding under the indenture at the time of the default.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, common shares or the equity or debt of issuers unaffiliated with us. If we issue warrants to purchase securities of issuers unaffiliated with us, the warrants will not be exercisable within one year of the date of sale of the warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent. A description of the warrant agreement will be included in the prospectus supplement or, if applicable, the pricing supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following is a summary of the general terms of the warrants. Each time that we issue warrants pursuant to this prospectus we will file with the SEC a prospectus supplement, and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms applicable to those warrants. The terms presented here, together with the specific terms contained in the applicable prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the warrants.

General

We will describe in the related prospectus supplement or, if applicable, the pricing supplement the terms of each series of warrants to purchase securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, the warrant agreement relating to the warrants offered and the warrant certificates representing the warrants offered. These terms will include some or all of the following:

•	the title of the warrants offered;

•	the securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, for which you may exercise the warrants;

•	the aggregate number of the warrants;

•	the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

•	the currency or currencies investors may use to pay for the warrants;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	whether we will issue the warrants or the underlying securities in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	a description of your rights to institute and maintain any suit, action or proceeding to enforce your rights to exercise and receive the securities purchasable upon exercise of your warrants;

•	a description of any antidilution provisions applicable to the warrants that would require adjustment of the number of securities purchasable or the exercise price of your warrants, or both;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the related prospectus supplement or, if applicable, the pricing supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the related prospectus supplement or, if applicable, the pricing supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the underlying securities purchasable upon exercise of the warrants and will not be entitled to dividend, interest or any other payments, if any, or voting rights of the underlying securities purchasable upon such exercise.

Enforceability of Rights; Governing Law

Each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES

In addition to guarantees in connection with debt securities issued by AFC, we may issue guarantees pursuant to this prospectus in a variety of circumstances including in connection with one or more securities described in this prospectus, in connection with the obligations of any present or future subsidiary in addition to AFC, or in connection with other transactions to be described in one or more prospectus supplements and, if applicable, pricing supplements. Guarantees may be issued for consideration or without consideration. Guarantees may be subordinated or unsubordinated and may be contingent or non-contingent.

The following is a summary of the general terms of the guarantees. Each time that we issue guarantees pursuant to this prospectus, we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, a pricing supplement will contain the specific terms applicable to those guarantees. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, a pricing supplement will be a description of the material terms of the guarantees. When we refer in this summary to guaranteed securities, we mean the securities to which the guarantee relates. When we refer in this summary to the issuer, we mean the issuer of the relevant guaranteed securities.

Guarantees of Debt Securities of AFC

If AFC issues debt securities, Aegon Ltd. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those senior debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of senior debt securities will constitute an unsecured, unsubordinated obligation of Aegon Ltd. and will rank equally with all other unsecured and unsubordinated obligations of Aegon Ltd. The guarantees of subordinated debt securities will constitute an unsecured obligation of Aegon Ltd. and will be subordinated in right of payment to all senior indebtedness of Aegon Ltd. as defined for purposes of each series of subordinated debt securities.

Aegon Ltd. will (i) agree that its obligations under the guarantees will be as principal obligor and not merely as surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the guaranteed debt securities or the indenture and (ii) waive any right to require a proceeding against AFC, as the case may be, before its obligations under the guarantees shall become effective. See “Enforcement of Civil Liabilities”.

Other Guarantees

We may offer guarantees pursuant to this prospectus in a variety of circumstances that will be described in prospectus supplements and, if applicable, pricing supplements. For example, we may offer guarantees to holders of one or more series of debt securities of one or more of our direct or indirect subsidiaries as consideration for obtaining consent to amend or waive certain covenants and other terms of those securities and the indenture or indentures governing them. The relevant prospectus supplement and, if applicable, the pricing supplement will contain a description of the specific terms of the guarantees we may offer including the following:

•	the title and issuer of the obligations to which the guarantee relates;

•	whether and to what extent the obligations under the guarantee are contingent;

•	any obligations to which the guarantee may be subordinated;

•

to what extent the guarantee is issued in connection with an indenture or other instrument and the terms of any supplemental indenture or other instrument entered into in connection with the issuance of the guarantee;

•	the principal amount of our obligation under the guarantee;

•	any limits on assignment of the guarantee;

•	any consideration to be received for the guarantee;

•	any events of default under the guarantee; and

•	any other terms or conditions associated with the guarantee.

The guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional debt that is senior to guarantees in right of payment.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of common shares or other securities at a future date or dates. The price of common shares or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and other securities, including debt or equity issued by us or debt obligations of third parties, including United States Treasury securities. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require you to secure your obligations in a specified manner including by depositing cash or securities forming a component of units issued by us or otherwise.

Each time that we issue purchase contracts pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms of those purchase contracts. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the purchase contracts. The preceding description and any description of purchase contracts in the related prospectus supplement or, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Unless otherwise specified in the related prospectus supplement and, if applicable, the pricing supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may or may not be held or transferred separately, at any time or at any time before a specified date. The related prospectus supplement and, if applicable, the related pricing supplement, may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be callable by the issuer;

•	any conversion rights, penalties and restrictions;

•	any antidilution, mandatory conversion or tax call provisions;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

Each time that we issue units pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the terms of those units. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the units.

The preceding description and any description of units in the related prospectus supplement and, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in and outside the United States in one or more of the following ways:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The distribution of the securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The distribution of guarantees may also be carried out in connection with a consent solicitation to amend covenants relating to a subsidiary’s indebtedness. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Aegon Group in the ordinary course of business.

The prospectus supplement or, if applicable, the pricing supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of, or consideration payable for, the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers;

•	any commissions paid to agents;

•	any securities exchange on which the securities may be listed; and

•	any other information we think is important.

Sales through Underwriters or Dealers

If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if they purchase any. Underwriters may sell those securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of securities using this prospectus, the related prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement or, if applicable, the pricing supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If we use a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.

Direct Sales and Sales through Agents

We may also use this prospectus to directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

We may also sell the offered securities through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

We may authorize underwriters and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to agents and underwriters soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in the prospectus supplement.

Indemnification

Underwriters, dealers or agents participating in a distribution of securities using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.

LEGAL MATTERS

Certain matters of United States law relating to the securities offered through this prospectus will be passed upon for Aegon Ltd. and AFC by Latham & Watkins LLP, New York, New York. Certain matters of Bermuda law relating to the securities offered through this prospectus will be passed upon for Aegon Ltd. by Appleby (Bermuda) Limited, Bermuda. Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Aegon Ltd. as of and for the year ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) appearing in the Annual Report on Form 20-F for the year ended December 31, 2024 and incorporated by reference in this prospectus have been audited by EY Accountants B.V., independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of said firm as experts in auditing and accounting.

The financial statements of Aegon Ltd. as of and for each of the two years in the period ended December 31, 2023, incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of ASR Nederland N.V. as of and for the year ended December 31, 2024 have been incorporated in this prospectus by reference to the Annual Report of Aegon Ltd. on Form 20-F/A for the year ended December 31, 2024 in reliance on the report of KPMG Accountants N.V., independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Aegon maintains insurance to indemnify members of the Aegon Ltd. Board and officers of Aegon. Paragraph 42 of the Bye-laws of Aegon Ltd. does provide that Aegon Ltd. will indemnify each current and former officer and member of the Aegon Ltd. Board against any and all liabilities, claims, judgments, fines and penalties incurred by such persons as a result of any action, investigation or other proceeding in relation to acts or omissions related to their capacity as an indemnified person, to the extent permitted by law, subject to certain limitations. The limited liability company agreement of AFC provides for indemnification of present and former officers and managers and other representatives of AFC to the fullest extent permitted by law, subject to certain limitations, against any loss, damage or claim incurred by reason of any act or omission performed or omitted in good faith on behalf of AFC.

Any underwriter will agree, severally, to indemnify the directors of Aegon Ltd. and managers of AFC and their officers who sign this Registration Statement from and against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which such persons may be required to make in respect thereof, based on information supplied by such underwriter for use herein and in any prospectus supplement.

Item 9. Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement

4.1	Memorandum of Continuance of Aegon Ltd., dated September 30, 2023(1)

4.2	Bye-Laws of Aegon Ltd., dated June 12, 2024(2)

4.3	1983 Amended Merger Agreement among Aegon and Vereniging Aegon, as amended and restated May 29, 2013(3)

4.4	Voting Rights Agreement, as amended and restated May 29, 2013(4)

4.5	Indenture dated as of October 11, 2001, among Aegon N.V., AEGON Funding Corp., AEGON Funding Corp. II and The Bank of New York Mellon Trust Company, N.A. as successor to Citibank, N.A., as Trustee(5)

4.6	Form of Guarantee (included in Exhibit 4.5)

4.7	Form of Warrant Agreement

4.8	Form of Purchase Contract Agreement

4.9	Form of Unit Agreement

5.1	Opinion of Latham & Watkins, New York, New York

5.2	Opinion of Appleby (Bermuda) Limited, Bermuda

23.1	Consent of Latham & Watkins, New York, New York (included in Exhibit 5.1)

23.2	Consent of Appleby (Bermuda) Limited, Bermuda (included in Exhibit 5.2)

23.3	Consent of EY Accountants B.V., Independent Registered Public Accounting Firm to Aegon Ltd.

23.4	Consent of PricewaterhouseCoopers Accountants N.V., Independent Registered Public Accounting Firm to Aegon Ltd.

23.5	Consent of KPMG Accountants N.V., the independent auditors of ASR Nederland N.V.

24.1	Powers of Attorney (included on signature pages)

25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. under the Trust Indenture Act of 1939 as amended on Form T-1 with respect to the Indenture dated as of October 11, 2001

107.1	Filing Fee Table

(1)	Incorporated by reference to Exhibit 1.1 to Form 20-F 2023 filed with the SEC on April 04, 2024.
(2)	Incorporated by reference to Exhibit 1.2 to Form 20-F 2024 filed with the SEC on March 27, 2025.
(3)	Incorporated by reference to Exhibit 4.1 to Form 20-F filed with the SEC on March 21, 2014.
(4)	Incorporated by reference to Exhibit 4.2 to Form 20-F filed with the SEC on March 21, 2014.
(5)	Incorporated by reference to Exhibit 4.3 to Form F-3 (file no. 333-71438) filed with the SEC on October 11, 2001.

Item 10. Undertakings

(a)	The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Aegon Ltd. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

In the case of Aegon Ltd., to file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that Aegon Ltd. includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this subparagraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by Aegon Ltd. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b)

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Aegon Ltd.’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Aegon Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schiphol, the Netherlands, on the 15th day of May 2025.

AEGON LTD.

By:	/s/ Eilard Friese
	Name:	EILARD FRIESE
	Title:	Chief Executive Officer and Chairman of the Executive Committee

The officers and directors of each of Aegon Ltd., AEGON Funding Company LLC and Transamerica Corporation whose signatures appear below hereby constitute and appoint J. Onno van Klinken, Duncan Russell and M.R. Brizee, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to this Registration Statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, including registration statements filed in connection with this offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons (who comprise a majority of the Board of Directors) in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eilard Friese EILARD FRIESE	Chief Executive Officer and Chairman of the Executive Committee (Principal Executive Officer)	May 15, 2025

/s/ Duncan Russell DUNCAN RUSSELL	Member of the Executive Committee and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2025

/s/ William Connelly WILLIAM CONNELLY	Chairman of the Board of Directors	May 15, 2025

/s/ Corien M. Wortmann-Kool CORIEN M. WORTMANN-KOOL	Vice-Chairman of the Board of Directors	May 15, 2025

/s/ Albert Benchimol ALBERT BENCHIMOL	Director	May 15, 2025

/s/ Mark Ellman MARK ELLMAN	Director	May 15, 2025

/s/ Karen Fawcett KAREN FAWCETT	Director	May 15, 2025

/s/ Jack McGarry JACK MCGARRY	Director	May 15, 2025

/s/ Caroline Ramsay CAROLINE RAMSAY	Director	May 15, 2025

/s/ Thomas Wellauer THOMAS WELLAUER	Director	May 15, 2025

/s/ Dona D. Young DONA D. YOUNG	Director	May 15, 2025

Pursuant to the requirements of the Securities Act of 1933, the Registrant, AEGON Funding Company LLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 15th day of May 2025.

AEGON FUNDING COMPANY LLC

By:	/s/ Matthew Keppler
Name:	Matthew Keppler
Title:	President and Chairman of the Board of Managers

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons (who comprise a majority of the Board of Managers) in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Keppler Matthew Keppler	President and Chairman of the Board of Managers (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 15, 2025

/s/ Andrew S. Williams Andrew S. Williams	Manager and Secretary	May 15, 2025

/s/ Bonnie T. Gerst Bonnie T. Gerst	Manager and Senior Vice President	May 15, 2025

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly authorized representative in the United States of Aegon Ltd., has signed this registration statement on the 15th day of May 2025.

TRANSAMERICA CORPORATION

By:	/s/ Andrew S. Williams
Name:	Andrew S. Williams
Title:	Senior Vice President, General Counsel and Secretary